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                                                                    Exhibit 99.1

For Immediate Release
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COMSAT REACHES AGREEMENT WITH ICO GLOBAL COMMUNICATIONS

BETHESDA, Md. -- COMSAT Corporation (NYSE: CQ) today announced an agreement with ICO Global Communications (Holdings) Ltd. reflecting an amicable resolution to a dispute between the two companies. ICO Global Communications (Holdings) Ltd.
(ICO) is a development-stage company specializing in global mobile satellite communications. COMSAT was originally contracted to build and operate ICO's Satellite Access Node in the United States (see ICO press release dated March 6,
1997). Under the agreement, ICO paid COMSAT $4.5 million, and COMSAT will transfer operation of the facility back to ICO. In addition, the companies have agreed that COMSAT will waive the non-exclusive distribution rights it received under its 1995 stock subscription agreement with ICO. COMSAT Corporation directly holds approximately 1.6% of ICO common stock, and also indirectly holds approximately 2.2% through its ownership in Inmarsat. COMSAT's ownership in ICO is not affected by this announcement. COMSAT Corporation is a global provider of satellite services and digital networking services and technology.


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CONTACT:

Susan Lewis Sallet, Vice President, Corporate Communications +1 301 214 3442 Gary Sharpe, Director, Investor Relations +1 301 214 3244